Exhibit 23.4

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-278633 and 333-286145 ), Form S-3 (No.333-291527) and Form S-8 (No. 333-280029) of AirJoule Technologies Corporation, of our report dated March 25, 2025, relating to the financial statements of AirJoule, LLC, which appears in the AirJoule Technologies Corporation Annual Report on Form 10-K for the year ending December 31, 2025.

/s/ BDO USA, P.C.

Houston, Texas

March 31, 2026